UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2016

AVAYA INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4655 Great America Parkway
Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:  (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Avaya Holdings Corp., the parent company of Avaya Inc. (the “Company”), approved an amendment (the “Amendment”) to the Avaya Holdings Corp. Executive Committee Discretionary Annual Incentive Plan (the “EC DAIP”; all capitalized terms used but not defined in this Current Report shall have the meanings ascribed to them in the EC DAIP). The EC DAIP, which was effective as of October 15, 2013, was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 21, 2013.

Previously the EC DAIP stated that the total amount paid with respect to all Awards for any Performance Period would not be less than seventy percent (70%) of all Target Awards for all Participants in the Plan for such Performance Period. The Amendment amends and restates Section 4(b) of the EC DAIP to eliminate this requirement, thereby giving the Committee more flexibility regarding the aggregate Awards it approves for any Performance Period.

The foregoing description of the Amendment does not purport to be comprehensive and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Exhibit Name
10.1	Amendment No. 1 to Avaya Holdings Corp. Executive Committee Discretionary Annual Incentive Plan, effective as of February 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.
Date: February 12, 2016	By:	/s/ David Vellequette
	Name:	David Vellequette
	Title:	Senior Vice President and Chief Financial Officer